UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 5, 2010

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

  (Address of Principal Executive Offices)

(86) 51083397559

  (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On March 5, 2010, China Wind Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders at which the Company reelected  its current five directors for a term of one year and until their successors are elected and qualified and approved the 2010 long-term incentive plan.

The following table sets forth information as to the voting for each director:

Name	For	Against	Abstain	Broker Non-Vote
Jianhua Wu	9,649,650	0	0	0
Xuezhong Hua	9,649,650	0	0	0
Xi Liu	9,649,650	0	0	0
Drew Bernstein	9,649,650	0	0	0
Megan Penick	9,649,650	0	0	0

The following table sets forth information as to the voting for the approval of the 2010 long-term incentive plan:

For	Against	Abstained	Broker Non-Vote

9,649,650	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2010	China Wind Systems, Inc.

By:	/s/ Ying (Teresa) Zhang
Ying (Teresa) Zhang
Chief Financial Officer